Exhibit 99.1

Armstrong World Industries Reports

Third Quarter 2018 Results

Key Highlights

•	Net sales of $260.5 million, up 11% versus the prior year quarter
•	Operating income of $81.3 million, up 10% versus the prior year quarter
•	Architectural Specialties segment sales grew 37% and expanded margins
•	Raises 2018 revenue and adjusted free cash flow guidance to +8% and +45%, respectively, versus the prior year; reaffirms adjusted EBITDA growth of >10% versus the prior year

LANCASTER, Pa., October 30, 2018 -- Armstrong World Industries, Inc. (NYSE:AWI), a leader in the design, innovation and manufacture of commercial and residential ceiling, wall and suspension system solutions, today reported financial results for the third quarter.

Third Quarter Results from Continuing Operations

(Dollar amounts in millions except per-share data)	For the Three Months Ended September 30,
	2018	2017	Change
Net sales	$260.5	$233.9	11.4%
Operating income	$81.3	$73.9	10.0%
Earnings from continuing operations	$64.2	$37.3	72.1%
Diluted earnings per share	$1.23	$0.69	78.3%

Consolidated net sales increased compared to the prior year quarter, driven by higher Mineral Fiber average unit values (“AUV”), in which both positive like for like pricing and positive mix contributed, as well as higher volumes in the Architectural Specialties segment.

Operating income increased over the prior year quarter, driven by positive Mineral Fiber AUV and volume growth in the Architectural Specialties segment, partially offset by accelerated depreciation related to the previously announced closure of our St. Helens plant and higher manufacturing and input costs.

Additional (non-GAAP*) Financial Metrics from Continuing Operations

(Dollar amounts in millions except per-share data)	For the Three Months Ended September 30,
	2018	2017	Change
Adjusted EBITDA	$100	$91	10.4%
Adjusted net income	$58	$48	19.7%
Adjusted diluted earnings per share	$1.11	$0.90	23.4%
Adjusted free cash flow	$74	$62	19.9%

*

The Company uses the above non-GAAP adjusted measures in managing the business and believes the adjustments provide meaningful comparisons of operating performance between periods. Adjusted EBITDA, adjusted net income, and adjusted EPS exclude the impact of foreign exchange, restructuring and related costs, impairments, U.S. pension plan credit/expense, environmental insurance recoveries and expenses, and certain other gains and losses. The Company excludes U.S. pension plan impact in the non-GAAP results as it represents the actuarial net periodic benefit cost recorded, while for all periods presented, the Company was not required and did not make cash contributions to the U.S. Retirement Income Plan based on guidelines established by the Pension Benefit Guaranty Corporation. Adjusted free cash flow is defined as cash from operations and dividends received from the WAVE joint venture, less expenditures for property and equipment, and is adjusted to remove the impact of cash used or proceeds received for acquisitions and divestitures. Adjusted figures are reported using the budgeted exchange rate for 2018, and are reconciled to the most comparable GAAP measures in tables at the end of this release.

(Dollar amounts in millions)	For the Three Months Ended September 30,
	2018	2017	Change
Adjusted EBITDA
Mineral Fiber	$88	$83	6.9%
Architectural Specialties	12	8	48.6%
Unallocated Corporate	-	-	-
Consolidated Adjusted EBITDA	$100	$91	10.4%

Consolidated adjusted EBITDA improved 10% in the third quarter when compared to the prior year quarter, driven by volume growth in the Architectural Specialties segment, solid AUV fall-through to profit, and higher equity earnings from WAVE, which were partially offset by higher SG&A expenses and higher manufacturing and input costs. Adjusted earnings per share reflects a 25% adjusted tax rate in both 2018 and 2017. Adjusted free cash flow improvement was driven primarily by higher cash earnings and lower capital expenditures.

“Both of our segments delivered strong results, as Architectural Specialties continued its penetration into specialty ceilings and walls with 37% sales growth and expanded margins, while the Mineral Fiber segment delivered strong improvement in price and mix with sufficient price to cover inflation,” said Vic Grizzle, President and CEO of Armstrong.

Third Quarter Segment Highlights

In connection with the announced sale of the EMEA and Pacific Rim businesses, the EMEA and Pacific Rim segments have been excluded from results of continuing operations. As a result, the Company’s operating segments are as follows: Mineral Fiber, Architectural Specialties and Unallocated Corporate.

Mineral Fiber

(Dollar amounts in millions)	For the Three Months Ended September 30,
	2018	2017	Change
Net sales (as reported)	$212.8	$199.0	6.9%
Operating income (as reported)	$71.8	$73.1	(1.8)%
Adjusted EBITDA	$88	$83	6.9%

Net sales grew primarily by AUV expansion versus the prior year quarter partially offset by lower volume.

Operating income decreased $1.3 million, driven mainly by accelerated depreciation related to the previously announced closure of our St. Helens plant, higher SG&A expenses, and higher manufacturing and input costs, partially offset by the margin impact of higher sales and higher equity earnings from WAVE.

Architectural Specialties

(Dollar amounts in millions)	For the Three Months Ended September 30,
	2018	2017	Change
Net sales (as reported)	$47.7	$34.9	36.7%
Operating income (as reported)	$11.3	$7.7	46.8%
Adjusted EBITDA	$12	$8	48.6%

Net sales grew primarily by higher sales volume from increased market penetration and new construction activity.

Operating income increased due to the positive impact of higher sales volume partially offset by slightly higher SG&A expenses.

Unallocated Corporate

Unallocated corporate expense of $1.7 million decreased from $6.9 million of expense in the prior year quarter, primarily due to lower costs associated with the U.S. pension plan.

Year to Date Results from Continuing Operations

(Dollar amounts in millions)	For the Nine Months Ended September 30,
	2018	2017	Change
Net sales (as reported)	$736.4	$679.3	8.4%
Operating income (as reported)	$196.9	$200.4	(1.7)%
Adjusted EBITDA	$274	$251	9.3%

Net sales increased driven mainly by volume growth in the Architectural Specialties segment and higher AUVs in the Mineral Fiber segment, in which both positive mix and positive like for like pricing contributed.

Operating income declined over the prior year period, driven mainly by $14.1 million of accelerated depreciation related to the previously announced closure of our St. Helens plant.

Market Outlook and 2018 Guidance

“We are increasing our full year guidance for revenue growth to 8%-9%, while reaffirming greater than 10% adjusted EBITDA growth as we continue to drive price realization in an inflationary environment,” said Brian MacNeal, CFO. “We are also increasing our adjusted free cash flow guidance to a range of 43% to 50% growth with a midpoint of $215 million.”

Earnings Webcast

Management will host a live Internet broadcast beginning at 11:00 a.m. Eastern time today, to discuss third quarter results. This event will be broadcast live on the Company's website. To access the call and accompanying slide presentation, go to www.armstrongceilings.com and click Investors. The replay of this event will also be available on the Company's website for up to one year after the date of the call.

Uncertainties Affecting Forward-Looking Statements

Disclosures in this release, including without limitation, those relating to future financial results, market conditions and guidance, and in our other public documents and comments, contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Those statements provide our future expectations or forecasts and can be identified by our use of words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “outlook,” “target,” “predict,” “may,” “will,” “would,” “could,” “should,” “seek,” and other words or phrases of similar meaning in connection with any discussion of future operating or financial performance. Forward-looking statements, by their nature, address matters that are uncertain and involve risks because they relate to events and depend on circumstances that may or may not occur in the future. As a result, our actual results may differ materially from our expected results and from those expressed in our forward-looking statements. A more detailed discussion of the risks and uncertainties that could cause our actual results to differ materially from those projected, anticipated or implied is included in the “Risk Factors” and “Management’s Discussion and Analysis” section of our report on Forms 10-K and 10-Q filed with the U.S. Securities and Exchange Commission (“SEC”). Forward-looking statements speak only as of the date they are made. We undertake no obligation to update any forward-looking statements beyond what is required under applicable securities law.

About Armstrong and Additional Information

More details on the Company’s performance can be found in its quarterly report on Form 10-Q for the quarter ended September 30, 2018 that the Company expects to file with the SEC today.

Armstrong World Industries, Inc. (AWI) is a global leader in the design, innovation and manufacture of commercial and residential ceiling, wall and suspension system solutions. For more information, visit www.armstrongceilings.com.

Additional forward looking non-GAAP metrics are available on the Company’s website at www.armstrongceilings.com under the Investors tab. The website is not part of this release and references to our website address in this release are intended to be inactive textual references only.

As Reported Financial Highlights

FINANCIAL HIGHLIGHTS

Armstrong World Industries, Inc. and Subsidiaries

(Amounts in millions, except for per-share amounts, quarterly data is unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2018	2017	2018	2017
Net sales	$260.5	$233.9	$736.4	$679.3
Cost of goods sold	162.6	143.1	485.0	425.0
Gross profit	97.9	90.8	251.4	254.3
Selling, general and administrative expenses	35.3	30.8	113.7	105.8
Equity earnings from joint venture	(18.7)	(13.9)	(59.2)	(51.9)
Operating income	81.3	73.9	196.9	200.4
Interest expense	9.9	8.8	28.9	26.6
Other non-operating (income) expense, net	(9.2)	12.3	(27.3)	(4.9)
Earnings from continuing operations before income taxes	80.6	52.8	195.3	178.7
Income tax expense	16.4	15.5	42.3	62.2
Earnings from continuing operations	64.2	37.3	153.0	116.5
Net earnings (loss) from discontinued operations, net of tax (benefit) expense of ($0.5), $2.2, $1.2 and $8.7	5.0	6.2	14.4	(0.7)
Gain (loss) from disposal of discontinued business, net of tax (benefit) of ($4.6), ($5.9), ($4.9) and ($5.4)	7.0	5.9	(16.1)	5.3
Net gain (loss) from discontinued operations	12.0	12.1	(1.7)	4.6
Net earnings	$76.2	$49.4	$151.3	$121.1
Other comprehensive (loss) income, net of tax:
Foreign currency translation adjustments	(7.0)	7.0	(21.9)	20.9
Derivative gain (loss), net	(0.5)	(0.3)	5.3	(2.0)
Pension and postretirement adjustments	2.7	14.3	7.6	18.8
Total other comprehensive (loss) income	(4.8)	21.0	(9.0)	37.7
Total comprehensive income	$71.4	$70.4	$142.3	$158.8
Earnings per share of common stock, continuing operations:
Basic	$1.26	$0.70	$2.94	$2.17
Diluted	$1.23	$0.69	$2.89	$2.16
Gain (loss) per share of common stock, discontinued operations:
Basic	$0.24	$0.23	$(0.03)	$0.08
Diluted	$0.23	$0.23	$(0.03)	$0.08
Net earnings per share of common stock:
Basic	$1.50	$0.93	$2.91	$2.26
Diluted	$1.46	$0.92	$2.86	$2.24
Average number of common shares outstanding:
Basic	50.7	53.0	51.9	53.5
Diluted	51.9	53.5	52.8	53.9

SEGMENT RESULTS

Armstrong World Industries, Inc. and Subsidiaries

(Amounts in millions)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Net sales to external customers
Mineral Fiber	$212.8	$199.0	$610.2	$578.9
Architectural Specialties	47.7	34.9	126.2	100.4
Total net sales to external customers	$260.5	$233.9	$736.4	$679.3

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Segment operating income (loss)
Mineral Fiber	$71.8	$73.1	$175.0	$192.7
Architectural Specialties	11.3	7.7	28.2	20.6
Unallocated Corporate	(1.8)	(6.9)	(6.3)	(12.9)
Total consolidated operating income	$81.3	$73.9	$196.9	$200.4

Selected Balance Sheet Information

(Amounts in millions)

	Unaudited September 30, 2018	December 31, 2017
Assets
Current assets	$780.9	$648.9
Property, plant and equipment, net	484.3	499.9
Other noncurrent assets	737.3	724.7
Total assets	$2,002.5	$1,873.5
Liabilities and shareholders’ equity
Current liabilities	$533.1	$269.9
Noncurrent liabilities	1,138.5	1,184.3
Equity	330.9	419.3
Total liabilities and shareholders’ equity	$2,002.5	$1,873.5

Selected Cash Flow Information

(Amounts in millions)

(Unaudited)

	For the Three Months Ended September 30,
	2018	2017
Net earnings	$151.3	$121.1
Other adjustments to reconcile net earnings to net cash provided by operating activities	22.6	73.6
Changes in operating assets and liabilities, net	(14.9)	(89.8)
Net cash provided by operating activities	159.0	104.9
Net cash provided by (used for) investing activities	285.9	(41.3)
Net cash (used for) financing activities	(262.5)	(92.2)
Effect of exchange rate changes on cash and cash equivalents	(5.0)	3.2
Net (decrease) in cash and cash equivalents	177.4	(25.4)
Cash and cash equivalents at beginning of year	159.6	141.9
Cash and cash equivalents at end of period	$337.0	$116.5

Supplemental Reconciliations of GAAP to non-GAAP Results (unaudited)

(Amounts in millions, except per share data)

To supplement its consolidated financial statements presented in accordance with accounting principles generally accepted in the United States (“GAAP”), the Company provides additional measures of performance adjusted to exclude the impact of foreign exchange, restructuring charges and related costs, impairments, U.S. pension plan income/expense, separation costs and certain other gains and losses. The Company excludes U.S. pension income/expense in the non-GAAP results as it represents the actuarial net periodic benefit credit/cost recorded as a component of operating income and for all periods presented, the Company was not required and did not make cash contributions to the U.S. Retirement Income Plan based on guidelines established by the Pension Benefit Guaranty Corporation, nor does the Company expect to make cash contributions to the plan in 2018. Adjusted free cash flow is defined as cash from operations and dividends received from the WAVE joint venture, less expenditures for property and equipment, and is adjusted to remove the impact of cash used or proceeds received for acquisitions and divestitures. The Company believes adjusted free cash flow is useful because it provides insight into the amount of cash that the Company has available for discretionary uses, after expenditures for capital commitments and adjustments for acquisitions and divestitures. Adjusted figures are reported in comparable dollars using the budgeted exchange rate for 2018. The Company uses these adjusted performance measures in managing the business, including communications with its Board of Directors and employees, and believes that they provide users of this financial information with meaningful comparisons of operating performance between current results and results in prior periods. The Company believes that these non-GAAP financial measures are appropriate to enhance understanding of its past performance, as well as prospects for its future performance. A reconciliation of these adjustments to the most directly comparable GAAP measures is included in this release and on the Company’s website. These non-GAAP measures should not be considered in isolation or as a substitute for the most comparable GAAP measures. Non-GAAP financial measures utilized by the Company may not be comparable to non-GAAP financial measures used by other companies.

In the following charts, numbers may not sum due to rounding.

Consolidated Results From Continuing Operations – Adjusted EBITDA

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2018	2017	2018	2017
Earnings from continuing operations, Reported	$64	$37	$153	$117
(Less) Add: Tax expense	16	16	42	62
Earnings before tax, Reported	$81	$53	$195	$179
Add: Interest/other income and expense, net	1	21	2	22
Operating Income, Reported	$81	$74	$197	$200
Add: U.S. Pension Expense(1)	1	2	4	6
Add: Litigation Expense	3	-	3	-
Add: Cost Reduction Initiatives	2	-	7	-
Add: Net Proforma International Allocations, Other	1	1	5	5
(Less): Net Environmental (Recoveries)	(5)	(5)	(3)	(7)
Add: D&A	17	19	61	46
Adjusted EBITDA	$100	$91	$274	$251

(1) U.S. pension expense represents the actuarial net periodic benefit cost expected to be recorded as a component of earnings from continuing operations. For all periods presented, we were not required and did not make cash contributions to our U.S. Retirement Income Plan based on guidelines established by the Pension Benefit Guaranty Corporation.

Mineral Fiber

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2018	2017	2018	2017
Operating Income, Reported	$72	$73	$175	$193
Add: Litigation Expense	3	-	3	-
Add: Cost Reduction Initiatives	2	-	7	-
Add: Net Proforma International Allocations, Other	-	1	3	2
(Less): Net Environmental (Recoveries)	(6)	(5)	(3)	(7)
Add: D&A	17	14	60	41
Adjusted EBITDA	$88	$83	$244	$229

Architectural Specialties

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2018	2017	2018	2017
Operating Income, Reported	$11	$8	$28	$21
Add: D&A	1	-	2	1
Adjusted EBITDA	$12	$8	$30	$22

Unallocated Corporate

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2018	2017	2018	2017
Operating (Loss), Reported	$(2)	$(7)	$(6)	$(13)
Add: U.S. Pension Expense(1)	1	2	4	6
Add: Net Proforma International Allocations, Other	1	1	2	2
Add: D&A	-	4	-	4
Adjusted EBITDA	$-	$-	$-	$-

Adjustment to 2017 Results

	CONSOLIDATED RESULTS FROM CONTINUING OPERATIONS
	Three Months Ended March 31, 2017	Three Months Ended June 30, 2017	Three Months Ended September 30, 2017	Three Months Ended December 31, 2017	Year Ended December 31, 2017
Adjusted EBITDA Previously Reported	$75	$84	$93	$65	$317
Impact of ASU 2017-07(1)	-	1	-	1	2
Restatement of timing of international allocation expenses	-	-	(2)	2	-
Adjusted EBITDA	$75	$85	$91	$68	$319

(1) This new accounting standard, which was effective January 1, 2018, requires all components of our supplemental pension and post-retirement benefit plans, excluding service costs, to be recorded below operating income/EBITDA. These changes also apply to the Mineral Fiber segment.

Adjusted Free Cash Flow

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2018	2017	2018	2017
Net cash provided by operations	$70	$63	$159	$105
Add (Less): net cash provided by (used for) investing	287	-	286	(41)
Add: Acquisitions	12	-	24	31
Less: Net proceeds from Knauf sale	(330)	-	(330)	-
Add: Knauf sale proceeds remitted to WAVE	70	-	70	-
(Less): AWI portion of Knauf proceeds remitted from WAVE	(35)	-	(35)	-
(Less): Other	-	(1)	-	-
Adjusted Free Cash Flow	$74	$62	$174	$95

Consolidated Results From Continuing Operations – Adjusted Diluted Earnings Per Share

	For the Three Months Ended September 30,				For the Nine Months Ended September 30,
	2018		2017		2018		2017
	Total	Per Diluted Share(2)	Total	Per Diluted Share(2)	Total	Per Diluted Share(2)	Total	Per Diluted Share(2)
Earnings from continuing operations, As Reported	$64	$1.23	$37	$0.69	$153	$2.89	$117	$2.16
Add: Income tax expense, as reported	16		16		42		62
Earnings from continuing operations before income taxes, As Reported	$81		$53		$195		$179
(Less) Add: U.S. Pension (Credit) Cost(1)	(7)		15		(20)		4
Add: Litigation Expense	3		-		3		-
Add: Cost Reduction Initiatives	4		-		21		-
Add: Net Proforma International Allocations, Other	1		1		5		4
(Less): Net Environmental (Recoveries)	(5)		(5)		(3)		(7)
Adjusted earnings from continuing operations before income taxes	$77		$64		$201		$180
(Less): Adjusted tax (expense) @ 25% for 2018 and 2017	(19)		(16)		(50)		(45)
Adjusted net income	$58	$1.11	$48	$0.90	$151	$2.87	$135	$2.51

(1) U.S. pension (credit) expense represents the actuarial net periodic pension (credit) cost recorded as a component of earnings from continuing operations. For all periods presented, we were not required and did not make cash contributions to our U.S. Retirement Income Plan based on guidelines established by the Pension Benefit Guaranty Corporation.

(2) Based on ~52 million diluted shares outstanding for the three months ended Sept 30, 2018, ~53 million diluted shares for the nine months ended Sept 30, 2018, and ~54 million diluted shares outstanding for the three and nine months ended Sept 30, 2017.

Updated Adjusted EBITDA Guidance

	For the Year Ending December 31, 2018
	Low		High
Net income	$208	to	$213
Add: Interest expense	35		35
Add: Income tax expense	65		70
(Less): U.S. pension (credit)(1)	(20)		(20)
Add: D&A	60		60
Adjusted EBITDA	$348	to	$358

(1) U.S. pension (credit) expense represents the actuarial net periodic pension (credit) cost recorded as a component of earnings from continuing operations. For all periods presented, we were not required and did not make cash contributions to our U.S. Retirement Income Plan based on guidelines established by the Pension Benefit Guaranty Corporation.

Updated Adjusted Diluted Earnings Per Share (EPS) Guidance

	For the Year Ending December 31, 2018
	Low	Per Diluted Share(1)		High	Per Diluted Share(1)
Net income	$208	$4.00	to	$213	$4.10
Add: Interest expense	35			35
Add: Income tax expense	65			70
(Less): U.S. pension (credit)(2)	(20)			(20)
(Less): Interest expense	(35)			(35)
Adjusted earnings before income taxes	$253		to	$263
(Less): Income tax expense	(63)			(66)
Adjusted net income	$190	$3.65	to	$197	$3.79

(1) Adjusted EPS guidance for 2018 is calculated based on an adjusted effective tax rate of 25% and based on ~52 million of diluted shares outstanding.

(2) U.S. pension (credit) expense represents the actuarial net periodic pension (credit) cost recorded as a component of earnings from continuing operations. For all periods presented, we were not required and did not make cash contributions to our U.S. Retirement Income Plan based on guidelines established by the Pension Benefit Guaranty Corporation.

Updated Adjusted Free Cash Flow Guidance

	For the Year Ending December 31, 2018
	Low		High
Net cash provided by operating activities	$180	to	$190
Add: Return of investment from joint venture(1)	95		95
Adjusted net cash provided by operating activities	$275	to	$285
Less: Capital expenditures	(65)		(65)
Adjusted Free Cash Flow	$210	to	$220

(1) Excludes $35 million WAVE dividend received in third quarter of 2018 related to cash proceeds from anticipated sale of EMEA and Pacific Rim businesses.